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                                                                  EXHIBIT 24(b)



                         INDEPENDENT AUDITORS' CONSENT


July 20, 1994



Board of Directors
UJB Financial Corp.



We consent to the use of our report, incorporated herein by reference, and to the reference to our Firm under the heading "Interest of Named Experts and Counsel" in the Registration Statement.

The report of KPMG Peat Marwick covering the December 31, 1993 financial statements refers to a change in the method of accounting for income taxes.


                                           /s/ KPMG Peat Marwick

                                           KPMG Peat Marwick

Short Hills, New Jersey
July 20, 1994